Exhibit 32

SECTION 1350 CERTIFICATIONS

CERTIFICATE PURSUANT TO 18 U.S.C. SECTION 1350,

AS ADOPTED PURSUANT TO SECTION 906 OF THE

SARBANES-OXLEY ACT OF 2002

In connection with the Quarterly Report on Form 10-Q of Mayflower Bancorp, Inc. (the “Company”) as filed with the Securities and Exchange Commission for the period ended January 31, 2011 (the “Report”), I hereby certify, pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002 that, to my knowledge, the Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended, and the information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Company.

March 8, 2011

	By:	/s/ Edward M. Pratt
Edward M. Pratt, President & Chief Executive Officer
March 8, 2011

	By:	/s/ Maria Vafiades
Maria Vafiades, Chief Financial Officer